                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Secton 240.14a-12

                       Sizeler Property Investors, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                            Kenner, Louisiana 70062

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 7, 1999


To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Sizeler Property Investors, Inc. (the "Company") will be held at The Breakers Hotel, One South County Road, Palm Beach, Florida, on Friday, May 7, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To elect two directors to serve until the Annual Meeting of Stockholders in 2002 or until their successors are duly elected and qualified.

          2. To consider and act upon proposed amendments to the Sizeler Property Investors, Inc. 1996 Stock Option Plan, as amended.

          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 23, 1999 are entitled to receive notice of and to vote at the Meeting or any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be open for inspection by any stockholder for any purposes germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the principal office of the Company, 2542 Williams Boulevard, Kenner, Louisiana 70062.

     The Company's Board of Directors would like to have as many stockholders as possible present or represented at the Meeting. If you are unable to attend in person, please vote, sign, date and return your enclosed proxy card promptly or use the convenience of telephone or Internet voting so that your shares may be voted. Postage is not required for mailing proxy cards in the United States. The Company will reimburse stockholders mailing proxy cards from outside the United States for the cost of mailing.

                                    By Order of the Board of Directors
                                    /s/ Thomas A. Masilla, Jr.
                                    THOMAS A. MASILLA, JR.
                                    President

DATED: April 2, 1999

--------------------------------------------------------------------------------
  STOCKHOLDERS ARE URGED TO VOTE BY USING TELEPHONE OR INTERNET VOTING OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                                                   April 2, 1999

                       SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                            Kenner, Louisiana 70062

                               ----------------

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 7, 1999

     The following information is furnished in connection with the Annual Meeting of Stockholders of Sizeler Property Investors, Inc. (the "Company") to be held on Friday, May 7, 1999, at 10:00 a.m., local time, at The Breakers Hotel, One South County Road, Palm Beach, Florida (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 2542 Williams Boulevard, Kenner, Louisiana 70062. This Proxy Statement and the form of proxy will first be sent to stockholders on or about April 2, 1999.

                   SOLICITATION AND REVOCABILITY OF PROXIES

     The proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

     The cost of soliciting the proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $4,500 plus reimbursement of out-of-pocket expenses for its services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of Common Stock, $.01 par value per share ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 23, 1999. On that date there were 7,920,483 Shares outstanding, entitled to one vote each.

     The presence, in person or by properly executed proxy, of the holders of Shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding Shares is necessary to constitute a quorum. Shares represented by a properly signed, dated and returned proxy card and those Shares voted via telephone or the Internet will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Meeting as to any proposal as to which the broker does not vote.

Security Ownership of Certain Beneficial Owners

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) owned beneficially, as of March 1, 1999, more than five percent of the outstanding Shares except as described in the following table:

                                         Amount and
                                          Nature of          Percentage
Name and Address                         Beneficial            of Shares
of Beneficial Owner                       Ownership          Outstanding (1)
-------------------                      ----------          ---------------

Sidney W. Lassen
2542 Williams Boulevard
Kenner, LA 70062........................  629,137 (2)             7.9%

Loomis, Sayles & Company, L.P.
One Financial Center
Boston, MA 02111........................  571,297 (3)             7.2%

Merrill Lynch & Co., Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536....................  538,461 (4)             6.8%

Palisade Capital Management, L.L.C.
One Bridge Plaza
Suite 695
Fort Lee, NJ 07024......................  804,000 (5)            10.1%

Ryback Management Corporation
7711 Carondelet Avenue
Box 16900
St. Louis, MO 63105.....................  569,938 (6)             7.2%

---------------

(1) Based on the number of Shares outstanding on March 1, 1999 which was 7,948,083 Shares.

(2) These Shares include (i) 7,000 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Lassen;
     (ii) 152,500 Shares Mr. Lassen has the right to acquire pursuant to exercisable options granted under the Company's 1986 Stock Option Plan (the "1986 Option Plan"), and the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"); (iii) 77,500 Shares owned directly by Sizeler Realty Co., Inc. ("Sizeler Realty"), in which a beneficial minority interest is owned by Mr. Lassen and the balance is owned by the families of Mr. Lassen's wife and residual entities of the estates of her mother and father; (iv) 57,000 Shares owned by a limited liability company of which Mr. Lassen is manager and in which Mr. Lassen's wife owns an approximately 26% interest; and (v) 12,400 Shares owned by a Lassen family partnership. These Shares do not include (i) 47,500 Shares subject to options granted to Mr. Lassen under the 1986 Option Plan and the 1996 Stock Option Plan, which options are not yet exercisable; (ii) 11,800 Shares with respect to which Mr. Lassen's daughter, Jill L. Botnick, has voting and investment power;
     (iii) 5,000 Shares held by Mr. Lassen's wife; and (iv) 30,000 Shares owned by I. William Sizeler, brother of Mr. Lassen's wife. Except with respect to the Shares subject to Mr. Lassen's option, Mr. Lassen disclaims beneficial interest in, and voting or investment power over, the Shares described in the preceding sentence.

(3) Based upon a Schedule 13G dated December 31, 1998 filed with the Securities and Exchange Commission ("SEC") which indicates that Loomis, Sayles & Company, L.P. beneficially owns a total of 571,297 Shares, with respect to 428,992 Shares it has sole voting power, 76,922 Shares it has shared voting power, and 571,297 Shares it has shared dispositive power.

(4) Based upon a Schedule 13G dated February 1, 1999 filed with the SEC by Merrill Lynch & Co., Inc. which indicated that Merrill Lynch & Co., Inc. shares voting and dispositive power with respect to 538,461 Shares with Merrill Lynch Asset Management, L.P., Princeton Services, Inc. and Merrill Lynch Global Allocation Fund, Inc., all of which are directly or indirectly controlled by Merrill Lynch & Co., Inc.

(5) Based upon a Schedule 13G dated December 31, 1998 filed with the SEC by Palisade Capital Management, L.L.C. ("Palisade"), which indicates that Palisade has sole voting and dispositive power with respect to 804,000 Shares.

(6) Based upon a Schedule 13G dated January 29, 1999 filed with the SEC by Ryback Management Corporation ("Ryback"), which indicates that Ryback has sole voting and dispositive power with respect to 569,938 Shares, 561,538 of which are issuable upon the conversion of the Company's Convertible Subordinated Debentures due 2003 ("Debentures"). Lindner Dividend Fund has the economic interest in the Shares issuable upon conversion of the Debentures. Lindner Dividend Fund is a separate series of the Lindner Investment Series Trust.

Security Ownership of Management

     The following table sets forth the Shares beneficially owned as of March 1, 1999 by each director, nominee for director and by the directors and executive officers of the Company as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                      Amount and
                                      Nature of          Percentage
                                      Beneficial          of Shares
Name                                   Ownership        Outstanding (1)
----                                  ----------        ---------------
J. Terrell Brown......................    16,250  (2)          *
Francis L. Fraenkel...................   220,435  (3)        2.8%
Harold B. Judell......................    50,533  (4)          *
Sidney W. Lassen......................   629,137  (5)        7.9
Thomas A. Masilla, Jr.................   131,684  (6)        1.7
James W. McFarland....................    18,000  (7)          *
Richard L. Pearlstone.................    55,348  (8)          *
Theodore H. Strauss...................    35,100  (9)          *
All directors and
 executive officers as a group........ 1,156,487 (10)       14.6

-----------
*    Indicates ownership of less than 1%.

(1) Based on the number of Shares outstanding on March 1, 1999 which was 7,948,083 Shares.

(2) Includes 10,000 Shares Mr. Brown has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(3) Mr. Fraenkel has sole voting power with respect to 13,000 Shares and sole dispositive power with respect to 163,167 Shares. Includes 7,000 Shares Mr. Fraenkel has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Option Plan and 35,768 Shares he has the right to acquire beneficial ownership of pursuant to the conversion of Debentures.

(4) Includes 15,693 Shares Mr. Judell has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan, the Company's 1989 Stock Option Plan and the 1996 Stock Option Plan.

(5)  See note (2) to table under "Security Ownership of Certain Beneficial
     Owners."

(6) Includes (i) 12,016 Shares owned by the Company and credited to the Company's deferred compensation account for the benefit of Mr. Masilla and
     (ii) 113,000 Shares Mr. Masilla has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(7) Includes 11,000 Shares Mr. McFarland has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(8) Mr. Pearlstone shares voting and investment power over 12,000 of these Shares as co-trustee of certain trusts and has an economic interest in another 12,000 of these Shares as the beneficiary of certain trusts. Includes 20,000 Shares Mr. Pearlstone has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and 1996 Stock Option Plan.

(9) Includes 12,000 Shares Mr. Strauss has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan and 1996 Stock Option Plan.

(10) See notes (2) through (9) above.

                           1. ELECTION OF DIRECTORS

Information Concerning Directors

     The Company's Restated Certificate of Incorporation, as amended, provides that the number of directors shall be not less than five and not more than fifteen and that the directors shall be divided into three classes containing as nearly equal a number of directors as possible, with one class standing for election each year. The Board has set the number of directors at eight effective at the Meeting, and two of those directors are to stand for election at the Meeting. Each person so elected will serve until the Annual Meeting of Stockholders in 2002 or until his successor is duly elected and qualified. The affirmative vote of a plurality of the Shares present at the Meeting is necessary for election of a director.

     The directors recommend a vote FOR the directors standing for election listed below. Unless instructed otherwise, proxies will be voted FOR these nominees. Although the directors do not contemplate that either of the nominees listed below will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The following table sets forth information regarding the directors standing for election and directors whose terms continue beyond the Meeting.

     Name, Tenure and                                                        Principal Occupation and Business
Position(s) with the Company                                 Age             Experience for Past Five Years (1)
----------------------------                                 ---             ----------------------------------

                                                  Directors Standing for Election
Francis L. Fraenkel                                           66             Chairman of Delta Capital
 Director since 1993                                                           Management, Inc. (investment
                                                                               management) since 1992.

Sidney W. Lassen                                              64             Chairman of the Board and Chief
  Chairman of the Board and Chief                                              Executive Officer of the
  Executive Officer since 1986                                                 Company; Chairman of the
                                                                               Board and Chief Executive
                                                                               Officer of Sizeler Realty.

                                               Directors Whose Terms Expire in 2000

Thomas A. Masilla, Jr.                                        52             Vice Chairman of the Company
  Vice Chairman since 1994,                                                    since 1994, President and
  President and Principal                                                      Principal Operating Officer
  Operating Officer since                                                      since 1995 and Chief Financial
  1995, Chief Financial                                                        Officer since 1996; Consultant
  Officer since 1996 and                                                       to the Company and Sizeler
  Director since 1986                                                          Realty from 1992 to 1994;
                                                                               Consultant from 1991 to 1994.

James W. McFarland                                            53             Dean of A.B. Freeman School of
  Director since 1994                                                          Business, Tulane University.

Theodore H. Strauss                                           74             Senior Managing Director with
  Director since 1994                                                          Bear Stearns & Co. Inc.

                                               Directors Whose Terms Expire in 2001
J. Terrell Brown                                              59
Director since 1995                                                          Director and President and,
                                                                               prior to March 1999, Chairman
                                                                               and Chief Executive Officer
                                                                               of United Companies Financial
                                                                               Corporation (financial
                                                                               services). (2)

Harold B. Judell                                              84             Senior partner in the law firm of
  Director since 1986                                                          Foley & Judell, LLP; Vice
                                                                               President and Treasurer of
                                                                               Dauphine Orleans Hotel Corporation.

Richard L. Pearlstone                                         51             President of The Pearlstone
  Director since 1986                                                          Group, Inc. (investments)
                                                                               since 1995; Chief Executive
                                                                               Officer of Cross Keys Asset
                                                                               Management, Inc. (investment
                                                                               advisors).

------------------
(1) Unless otherwise stated, each director has held the position indicated for at least the past five years.

(2) On March 1, 1999, United Companies Financial Corporation announced that it was reorganizing under Chapter 11 of the United States Bankruptcy Code.

Other Directorships

     The directors of the Company serve on the Boards of Directors or the Boards of Trustees of the following publicly-held companies:

       Name                               Company
       ----                               -------

J. Terrell Brown                Freeport-McMoRan Sulphur Inc.
                                United Companies Financial Corporation

Francis L. Fraenkel             Battery Park High Yield Fund

Sidney W. Lassen                Hibernia Corporation

James W. McFarland              American Indemnity Financial Corporation
                                Petroleum Helicopters, Inc.
                                Stewart Enterprises, Inc.

Theodore H. Strauss             Clear Channel Communications, Inc.
                                Hollywood Casino Corporation


Committees and Meeting Data

     The Executive Committee of the Board of Directors consists of Messrs. Judell, Lassen, Masilla, McFarland, Pearlstone and Strauss. It has all the authority of the Board of Directors (except for action relating to certain fundamental corporate changes) between Board meetings, including the authority to declare a dividend and to authorize the issuance of stock. The Executive Committee did not meet in 1998.

     The Audit Committee of the Board of Directors consists of Messrs. Brown, Fraenkel, Judell and McFarland. The Audit Committee met once during 1998. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective action; review and monitor the Company's policies regarding business ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and review the activities and recommendations of the Company's financial staff.

     During 1998, the Compensation Committee consisted of Messrs. Judell, McFarland and Strauss. The Compensation Committee met once during 1998. The function of the Compensation Committee is to review the compensation program for executive officers and to administer the 1986 Option Plan and the 1996 Stock Option Plan.

     The Company does not have a separate nominating committee or any committee performing a similar function.

     During 1998 the full Board of Directors met on five occasions. All directors attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees of the Board on which such director served.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of Shares. The Company is not aware that any director failed to make such filings in a timely manner during 1998.

Executive Officers

     The following is a listing of the Company's executive officers. The day-to-day operational management of the Company's properties is performed by Sizeler Real Estate Management Co., Inc. pursuant to a management agreement which is described under the heading "Management Agreement."


     Name, Tenure and                        Principal Occupation and Business
Position(s) with the Company        Age        Experience for Past Five Years
----------------------------        ---      ---------------------------------
Sidney W. Lassen                     64      See table under "Information
  Chairman of the Board and Chief               Concerning Directors."
  Executive Officer since 1986

Thomas A. Masilla, Jr.               52      See table under "Information
  Vice Chairman since 1994,                     Concerning Directors."
  President and Principal
  Operating Officer since 1995,
  Chief Financial Officer since
  1996 and Director since 1986


                            EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table contains information with respect to the annual and long-term compensation for the years ended December 31, 1998, 1997 and 1996 for the Company's chief executive officer and each other executive officer of the Company who received cash compensation in excess of $100,000 during 1998 (the "Named Officers").

                                                                    Long Term
                                                       Annual      Compensation     All Other
                                                   Compensation      Awards (1)   Compensation (2)
                                               -------------------   ----------   ----------------
Name and Principal Position          Year      Salary     Bonus (3)   Options
---------------------------          ----      ------     --------    -------
Sidney W. Lassen                     1998     $288,000    $45,000    35,000 shs      $28,800
  Chairman of the Board and          1997      265,000     46,000    30,000 shs       26,500
  Chief Executive Officer            1996      250,000     15,000    30,000 shs       25,000

Thomas A. Masilla, Jr.               1998     $222,000    $35,000    30,000 shs      $22,200
  Vice Chairman, President,          1997      210,000     36,500    30,000 shs       21,000
  Principal Operating Officer        1996      195,000     12,000    30,000 shs       19,500
  and Chief Financial Officer

-----------------

(1) These options were granted under the 1986 Option Plan and the 1996 Stock Option Plan.

(2) This amount was paid under a nonelective deferred compensation agreement with each Named Officer, pursuant to which an amount of deferred compensation is credited annually to a bookkeeping account maintained for him. Upon the officer's election to retire, earlier termination of employment or death, the Company will pay him his vested interest in his account. His interest vests over a three year period.

(3) This amount was paid one-half in Shares and one-half in cash.

     Option Grants. The following table gives information with respect to option grants made to the Named Officers during 1998. The information regarding potential realizable value assumes that the Shares will appreciate at the compounded percentage rate set forth in the table during the entire term of the option. There can be no assurance that such appreciation will occur.

                                            % of Total                             Potential Realizable Value
                          Number of        Options/SARs                              at Assumed Annual Rates
                     Securities Underlying  Granted to      Exercise or                    of Stock Price
                         Options/SARs      Employees in     Base Price   Expiration       Appreciation for
       Name                Granted          Fiscal Year      ($/SH)         Date            Option Term
       ----                -------          -----------      ------         ----            -----------
                                                                                           5%        10%
                                                                                           --        ---
Sidney W. Lassen          35,000 (1)           37%           $11.00       2/4/08         $242,124   $613,591
Thomas A. Masilla, Jr.    30,000 (2)           32%           $11.00       2/4/08         $207,535   $525,935

-----------------
(1) Becomes exercisable with respect to 17,500 Shares on February 4, 1999, and 17,500 Shares on February 4, 2000.

(2) Becomes exercisable with respect to 15,000 Shares on February 4, 1999, and 15,000 Shares on February 4, 2000.

     Option Exercises and Fiscal Year End Option Values. The following table shows information with respect to the value realized by the Named Officers on the exercise of options during 1998 and the value of unexercised options held by the Named Officers as of December 31, 1998. Valuation calculations for unexercised options are based on the closing price of a Share on the New York Stock Exchange on December 31, 1998 ($8.75).

                                                                                                  Value of Unexercised In-
                                                                  Number of Unexercised            the-Money Options/SARs
                         Shares Acquired on         Value    Options/SARs at December 31, 1998      at December 31, 1998
        Name                  Exercise            Realized       Exercisable/Unexercisable        Exercisable/Unexercisable
        ----                  --------            --------       -------------------------        -------------------------
Sidney W. Lassen                 0                   $0               152,500/47,500                    $3,750/$11,250
Thomas A. Masilla, Jr.           0                   $0               113,000/35,000                    $3,750/$ 7,500

     Agreements with Executive Officers. The Company has entered into an agreement with each of its executive officers. Each agreement has a two-year term that is extended automatically each month so that the remaining term of the agreement is 24 months. Each officer is entitled to a minimum base salary under his agreement ($288,000 for Mr. Lassen and $222,000 for Mr. Masilla). The Board may terminate an agreement at any time with no further obligation upon a finding that an officer has breached or neglected his duties, and an officer may resign at any time upon 30 days' notice. The Board may also terminate an agreement at any time without cause; in that event, or upon death or disability, the officer is entitled to 24 months continued salary and benefits. Provisions for termination of employment upon a change of control supersede the agreements' regular termination provisions. Change in control is defined, subject to various qualifications, as the acquisition by a person or group of beneficial ownership of 20 percent or more of the Shares, together with a change in the composition of a majority of the Board. If, within 24 months of a change of control, either the Company terminates an officer's employment for reasons other than cause (as defined) or disability, or the officer resigns because of certain changes in the circumstances of his employment, the officer is entitled to a severance benefit equal to the lesser of (i) the amount deductible by the Company under section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) two times the sum of his annual salary and one-half the amount of the bonuses and nonelective deferred compensation paid or credited to him in the past 24 months plus continuation of life and health insurance benefits for 24 months.

     Compensation Committee Report. During 1998, the members of the Company's Compensation Committee were Messrs. McFarland (Chairman), Judell and Strauss. The Compensation Committee believes that the primary goals of the Company's compensation policies should be as follows:

   . To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions in companies with which the Company competes for employees.

   . To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Share ownership by executive officers.

   . To ensure that the available retirement and capital accumulation programs will provide for sufficient income to allow management to retire.

     In furtherance of these policies the Company adopted the agreements with officers and non-elective deferred compensation agreements which are described elsewhere in this Proxy Statement. The Company also adopted an Incentive Award Plan. The Compensation Committee believes that the employment agreements provide the Company's executive officers with sufficient compensation and security in their present positions. The non-elective deferred compensation agreements provide future benefits to the executive officers for retirement. The Compensation Committee believes that the Incentive Award Plan will align the interests of the executive officers with those of the stockholders by (i) basing incentive awards on funds from operations per share ("FFO"), which the Company and the real estate investment trust industry believe to be an important measure of the financial performance of a real estate investment trust, and (ii) paying 50% of each incentive award in Shares. The Incentive Award Plan also grants the Compensation Committee discretion to make awards less than those indicated by the Incentive Award Plan's targets if the Compensation Committee believes that reduction is appropriate. The Compensation Committee will continue to evaluate the Company's compensation program to determine whether it is providing the incentives for which it is intended.

     The Compensation Committee believes that the main purpose of base compensation is to provide sufficient compensation to the executive officers of the Company relative to salary levels for other real estate investment trusts and the officer's level of responsibility. With respect to Mr. Lassen, the Company's chief executive officer, the Committee considered a number of factors in setting the compensation set forth in the agreement with him, the most important of which were the level of compensation paid to chief executive officers of other real estate investment trusts the same relative size as the Company and the success of the Company's program instituting operating efficiencies, controlling costs and increasing rental rates and percentages leased, which was developed under Mr. Lassen's direction.

     In determining compensation to be paid to the executive officers of the Company other than Mr. Lassen in 1998, the Compensation Committee designed its compensation policies to align the interests of the executive officers of the Company with the Company's business strategies. These policies are intended to reward executives for putting into effect the Company's long-term business strategies and for enhancing stockholder value, while at the same time providing sufficient compensation to executives so that the Company can retain the services of executives whose abilities are critical to the Company's long-term success.

     The Compensation Committee believes that long term stock-based incentive compensation encourages senior management to operate in a manner consistent with the interests of the Company's stockholders. In 1998, the Company granted Mr. Lassen an option to purchase 35,000 Shares and granted Mr. Masilla an option to purchase 30,000 Shares.

     The Compensation Committee believes that FFO is an important measure of the financial performance of a real estate investment trust, and the Incentive Award Plan bases its awards on FFO. The Company's FFO increased from $1.37 in 1997 to $1.47 in 1998. Because of this, the Compensation Committee decided to grant bonuses to executive officers of the Company totaling $80,000 (paid one-half in cash and one-half in Shares).

                                         JAMES W. McFARLAND
                                         HAROLD B. JUDELL
                                         THEODORE H. STRAUSS
                                         Members of The Compensation Committee

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement and any portion thereof into any filing under the Securities Act of 1933, as amended, or under the Exchange Act and shall not otherwise be deemed filed under such Acts.

Performance Comparison

     Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on the Shares over the five years ending December 31, 1998 against the cumulative return of the Standard & Poor's 500, the Wilshire REIT Index, the Wilshire RE Securities Index and a Peer Group of diversified REITs. The companies contained in the Peer Group are listed in the footnote below.

                             [GRAPH APPEARS HERE]


-------------------------------------------------------------------------------------------------------------
Index                                      12/31/93    12/31/94    12/31/95    12/31/96   12/31/97   12/31/98
-------------------------------------------------------------------------------------------------------------
The Company                                 100.00       99.86       94.48      113.11     134.31     122.66
-------------------------------------------------------------------------------------------------------------
Wilshire REIT Index                         100.00      102.62      111.87      136.93     163.85     136.48
-------------------------------------------------------------------------------------------------------------
Wilshire RE Securities Index                100.00      102.18      111.20      136.95     163.75     135.80
-------------------------------------------------------------------------------------------------------------
S&P 500                                     100.00      101.32      139.39      171.26     228.42     293.69
-------------------------------------------------------------------------------------------------------------
Sizeler Property Investors Peer Group (1)   100.00      106.00      125.84      166.69     200.59     197.31
-------------------------------------------------------------------------------------------------------------

(1) The Peer Group consists of the following companies in addition to the
    Company: Boddie-Noell Properties, BRT Realty Trust, Colonial Properties Trust, Cousins Properties Incorporated, CV REIT, Inc., Duke Realty Investments, Inc., EastGroup Properties, Inc., EQK Realty Investors I, Glenborough Realty Trust, Inc., HMG/Courtland Properties, Inc., Income Opportunity Realty Trust, Lexington Corporate Properties, Inc., MGI Properties, Property Capital Trust, Presidential Realty Corporation, Pennsylvania Real Estate Investment Trust, Pittsburgh & West Virginia Railroad, Transcontinental Realty Investors, and Washington Real Estate Investment Trust. Certain entities which appeared in the Sizeler Property Investors Peer Group in prior years have been deleted due to their having a different industry focus from the Company's. The entities removed are Arizona Land Income Corporation, Realty ReFund Trust, Santa Anita Realty Enterprises, Inc., and Starwood Financial Trust.

Directors' Fees

     Directors who are also executive officers of the Company are not separately compensated for their services as directors. Directors who are not executive officers are compensated in accordance with the Company's 1994 Directors' Stock Ownership Plan (the "Directors' Plan"). The Directors' Plan provides for a stock award of 1,500 Shares to be made to each director annually on the first business day following January 15. A director may elect to be paid a cash substitute rather than all or part of an annual stock award. The cash substitute will equal 90 percent of the value of the Shares for which the director elects the cash substitute. Directors are also paid a meeting fee of $1,000 per board meeting. In addition, directors who are not also employees of the Company received an automatic grant of an option to purchase 2,000 Shares on January 2, 1998 for a purchase price of $10.50 per Share. See "2. Proposal to Amend the Sizeler Property Investors, Inc. 1996 Stock Option Plan, as Amended."

Management Agreement

     The Company has a management agreement (the "Management Agreement") with Sizeler Real Estate Management Co., Inc. (the "Management Company"). The Management Company is a wholly-owned subsidiary of Sizeler Realty in which a beneficial minority interest is directly owned by Sidney W. Lassen and the balance is owned by members of the family of Mr. Lassen's wife and residual entities of the estates of her mother and father. Mr. Lassen serves as an officer of Sizeler Realty.

     Under the Management Agreement, which was entered into when the Company was organized in October 1986 and which has been amended from time to time, the Management Company performs leasing and management services with respect to the operation of all of the Company's properties, including accounting and data processing services, collecting rents, making repairs, cleaning and maintenance, etc. Upon request of the Company, the Management Company performs or causes to be performed advertising, promotion, market research and management information services and may perform for fees, services for tenants and other third parties, which fees may not qualify under REIT income tests.

     Under the Management Agreement, the annual management fee is paid ratably on a monthly basis and is calculated based upon .65% of the Company's gross investment in real estate at the beginning of each year (as shown on the Company's audited financial statements for the previous year), and is adjusted for acquisitions or dispositions of property during a year effective upon the acquisition or disposition. At the end of each year, the management fee for that year is adjusted (either upward or downward) by the percentage increase or decrease in the Company's FFO per Share compared to the previous year.

     During 1998, the Company paid the Management Company $2,790,000 consisting of management and leasing fees and reimbursement for certain administrative expenses. FFO per Share was $1.47 in 1998 and $1.37 in 1997. Accordingly, an upward adjustment of the management fee from .65% of the Company's gross investment in real estate to .697% was made by mutual agreement of the Company and the Management Company for the year ended December 31, 1998.

     The Company's Bylaws require that the directors of the Company not affiliated with Sizeler Realty or the Management Company (the "Unaffiliated Directors") determine at least annually that the compensation the Company contracts to pay for management services is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the Management Agreement. The determination is to be based upon such factors as the Unaffiliated Directors deem appropriate, including the size of the fee in relation to the size, composition and profitability of the Company's real property interests under management, the rates charged to other real estate investment trusts and to investors other than real estate investment trusts by firms performing similar services, the amount of additional revenues realized by such firm and its affiliates for other services performed for the Company's properties under management (including income, conservation or appreciation of capital) and the quality of those properties.

     The Management Agreement is renewable annually by the parties, subject to a determination by a majority of the Unaffiliated Directors that the Management Company's performance has been satisfactory, and subject to the termination rights of the parties. The Management Agreement may be terminated for any reason by either party upon 180 days' written notice.

Certain Transactions and Relationships

     In connection with the Company's acquisition of the improvements at the Westland Shopping Center in Kenner, Louisiana, in February 1987, the Company entered into a ground lease with the two trusts that own the land, the respective beneficiaries of which are Mr. Lassen's wife and her brother. The two trusts were extinguished upon the last to die of the parents of Mr. Lassen's wife and her brother and a residual entity succeeded to ownership. Under the ground lease, which expires in 2046, the Company pays the owners an annual rental of 8% of gross rental income (i.e., minimum and percentage rents) received from tenants of the center. For the year ended December 31, 1998, the total expense by the Company under the ground lease amounted to $45,000.

     The Company leases approximately 14,000 square feet at the Westland Shopping Center to Sizeler Realty. The lease provides for an annual rental of $84,300 plus a proportionate share of the center's operating expenses. The lease term expires January 31, 2002. Sizeler Realty has two five-year renewal options remaining.

     In March 1991, the Company purchased a one-half interest in the Southwood Shopping Center, a 40,000 square foot community shopping center in Gretna, Louisiana, from Sizeler Realty Co.(LaPalco), Inc. ("LaPalco"), a wholly owned subsidiary of Sizeler Realty, for $900,000. The Southwood Shopping Center is subject to a ground lease from an entity in which Sidney W. Lassen and his wife, and I. William Sizeler, Mrs. Lassen's brother, and his wife own interests. The ground lease's term runs through March 31, 2031. The rent under the ground lease is 50% of cash flow (after debt service and certain other adjustments described below) up to a maximum of $225,000 and in the event the rental payment shall reach $225,000 in any year, it shall remain fixed at $225,000 for each year thereafter. For 1998, there were no payments made under the ground lease. The Company and LaPalco each contributed their one-half interests in the Southwood Shopping Center to a partnership. Under the terms of the partnership agreement, the Company is to receive a preferential return equal to 11.25% of (i) its initial contributions to the partnership (valued at $900,000) plus (ii) any subsequent contributions less (iii) any distributions to the Company from sums available from sale or refinancing. Profit and loss allocations after this preferential allocation and the distribution of a like sum to LaPalco will be based on respective ownership interests. Payments of rent under the ground lease are subordinate to payment of the Company's preference. LaPalco is the primary obligor on a mortgage note payable with a principal balance of approximately $1,199,000 on December 31, 1998 and maturing in September 2004, secured by the Southwood Shopping Center guaranteed by Sizeler Realty, which LaPalco was obligated to satisfy out of its partnership distributions or other sources. In the event of a sale of the Southwood Shopping Center, proceeds would be distributed as follows: first, to the Company in the amount of any unpaid preferential return plus the amount of its contributions; second, to LaPalco in an amount equal to the greater of the amount distributed to the Company or the amount of financing still outstanding; and finally, to the partners in accordance with their respective interests.

     The Company, directly or through wholly-owned subsidiaries, owns its interests in Southland Mall, North Shore Square Mall, Delchamps Plaza, Hammond Square Mall, Westgate Shopping Center, Westland Shopping Center, Airline Park Shopping Center, Azalea Gardens Shopping Center, Colonial Shopping Center, Steeplechase Apartments, Garden Lane Apartments, Georgian Apartments, Colonial Manor Apartments, Magnolia Place Apartments and Governors Gate Apartments through partnerships in which the Company has a 99% interest and its partner has a 1% interest. In each case, its partner is a wholly-owned subsidiary of Sizeler Realty.

     See "Management Agreement" for information concerning the compensation by the Company of the Management Company pursuant to the Management Agreement and the affiliation of a Company director and officer with the Management Company and its parent company, Sizeler Realty.

                   2. PROPOSAL TO AMEND THE SIZELER PROPERTY
              INVESTORS, INC. 1996 STOCK OPTION PLAN, AS AMENDED

     At the Meeting, the stockholders will be asked to vote on a proposal to ratify the adoption of amendments to the 1996 Stock Option Plan. The affirmative vote of a majority of the outstanding Shares is necessary to approve the amendments to the 1996 Stock Option Plan. The 1996 Stock Option Plan provides for the granting of options to purchase Shares to directors who are not also employees of the Company and to key employees of the Company. The amendments would (i) increase the number of Shares available under the Plan from 350,000 Shares to 600,000 Shares, (ii) eliminate automatic option grants for non-employee directors (equal to 2,000 Shares annually for each non-employee director) effective February 5, 1999 and (iii) reserve to the Board of Directors the discretion to grant options to non-employee directors within a range of 0 to 10,000 Shares per year to each such director. The amendments to the 1996 Stock Option Plan are necessary to continue to attract, retain and motivate the highly qualified board members and employees needed to achieve the Company's objectives.

     The amendments will allow flexibility in the award of options to non-employee directors. However, the amendment does NOT change the total plan limitations of 25,000 options to any non-employee director and 125,000 options to all non-employee directors as a group.

     Stockholder ratification is sought, in part, for purposes of complying with Rule 16b-3 under the Exchange Act. The directors recommend a vote FOR approval of the amendments to the 1996 Stock Option Plan. Unless otherwise instructed, proxies will be voted FOR approval of the amendments to the 1996 Stock Option Plan. A copy of the 1996 Stock Option Plan incorporating the amendments is attached hereto as Appendix A and any description of the 1996 Stock Option Plan herein is qualified in its entirety by the text of the 1996 Stock Option Plan. Stockholders of the Company are urged to read the 1996 Stock Option Plan.

Summary of the 1996 Stock Option Plan, as amended

     The 1996 Stock Option Plan, as amended subject to stockholder ratification, authorizes the issuance of up to 600,000 Shares pursuant to options granted to key employees and directors of the Company during the ten year period beginning February 1, 1996. An option entitles the optionee to purchase Shares at the exercise price specified in the option; in order to obtain the Shares, the optionee must pay the exercise price in cash, Shares, or a combination of both.

Non-Employee Director Options

     Before the amendment of the 1996 Stock Option Plan for which ratification is sought, the 1996 Stock Option Plan provided for automatic grants of options to directors who were not also employees of the Company and were not employees during the 12 months preceding the date of grant: an option for 5,000 Shares was granted when an individual first became a non-employee director after February 1, 1996; an option for 2,000 Shares was granted on August 16, 1996 (less the number of Shares for which any option was granted on the same date under the 1986 Option Plan); and an option for 2,000 Shares was granted on the first business day of each following January (except that non-employee directors who were granted options on August 16, 1996, were not granted options in January
1997). Under the 1996 Stock Option Plan, as amended subject to stockholder ratification, automatic grants ceased effective February 4, 1999, and the Board of Directors will determine, in its discretion, the non-employee directors who are to receive options, the number of Shares that may be issued under such options, and when such options shall be granted, subject to three restrictions:
(i) the maximum number of Shares with respect to which options may be granted to any one non-employee director during a calendar year is 10,000 Shares, (ii) the total number of Shares with respect to which options may be granted to any one non-employee director during the term of the 1996 Stock Option Plan is 25,000 Shares, and (iii) the aggregate number of Shares with respect to which options may be granted to non-employee directors as a group is 125,000 Shares. The restrictions described in clauses (ii) and (iii) remain unchanged from those in effect prior to the amendments. The option exercise price for options granted to non-employee directors is the average of the high and low sales price for a Share on the New York Stock Exchange on the date of grant. Such options are exercisable in full six months after the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a director or employee. Options granted to non-employee directors are non-qualified options, that is, options that are not incentive stock options under Section 422 of the Code.

     Each non-employee director received an automatic grant of an option for 2,000 Shares on January 4, 1999, under the terms of the 1996 Stock Option Plan as in effect before the amendments for which ratification is sought. The Board granted a separate option for 6,000 Shares to each non-employee director on February 5, 1999, under the terms of the amendments for which ratification is sought. The grants made on February 5, 1999, are subject to stockholders ratification of the amendments to the 1996 Stock Option Plan; the automatic grants made on January 4, 1999, are not subject to such ratification.

Key Employee Options

     The Compensation Committee of the Board of Directors determines, in its discretion, the officers and employees who are to receive options, the number of Shares that may be issued under such options, the terms, conditions, and periods of exercisability of such options, and whether such options shall be incentive stock options under Section 422 of the Code or non-qualified options. Under the 1996 Stock Option Plan, the Compensation Committee must be composed of non-employee directors.

     Options granted to officers and employees are exercisable no earlier than twelve months after the date of grant and expire ten years after the date of grant or, if earlier, upon the termination of the optionee's employment, except that options exercisable on the date of an optionee's termination remain exercisable for specified periods after the termination, but not beyond ten years after the date of grant. The Compensation Committee may determine the exercise price of options granted to officers and employees, but the price may not be less than the fair market value (average of the high and low sales price for Shares on the New York Stock Exchange) on the date of grant.

General Provisions

     Outstanding options are subject to adjustment in the event of a stock dividend, stock split, or other change in the Company's capital structure and, in the sole discretion of the Committee, in the event of a merger or consolidation in which the Company is not the survivor, a dissolution or liquidation of the Company or a change in ownership of more than 45 percent of the outstanding Shares as a result of concerted action by one or more persons. No amendment to the 1996 Stock Option Plan that would (i) materially increase the cost of the 1996 Stock Option Plan to the Company, (ii) increase the number of Shares that may be issued under the 1996 Stock Option Plan (other than increases by reason of a stock dividend or stock split), (iii) change the class of persons eligible to receive options under the 1996 Stock Option Plan, (iv) extend the term of the 1996 Stock Option Plan, or (v) provide for the administration of the 1996 Stock Option Plan other than by a committee composed entirely of non-employee directors, can be made without the approval of the stockholders of the Company.

Tax Information

     An optionee granted a non-qualified stock option will not recognize income for federal income tax purposes upon the grant of the option but will, upon the exercise of the option, recognize ordinary income equal to the amount by which the fair market value of the Shares acquired through the exercise of the option exceeds the exercise price of the option.

     An employee granted an incentive stock option under Section 422 of the Code will not recognize income for federal income tax purposes upon the grant or exercise of the option. However, the amount by which the fair market value of the Shares acquired through the exercise of the incentive stock option exceeds the exercise price of the option is an item of tax preference for the purpose of computing alternative minimum taxable income for the year of exercise.

     When any optionee exercises a non-qualified option, the Company is entitled to a deduction for federal income tax purposes equal to the amount of income recognized by the optionee upon the exercise of the option, provided any federal income tax withholding requirements are satisfied.

     The Company is not entitled to a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option. However, if within one year of an employee's acquisition of Shares through the exercise of an incentive stock option the employee disposes of such Shares, the employee will recognize ordinary income and the

Company will be entitled to a deduction in the year of the disposition equal to the amount by which the fair market value of such Shares on the date of exercise (or, in certain cases, if lower, the amount of the proceeds of the disposition) exceeds the exercise price of the option.

     An optionee's basis for determining capital gain or loss on the sale or exchange of Shares acquired through the exercise of an option will be, in the case of a non-qualified option, the exercise price of the option plus any ordinary income recognized upon the exercise of the option, or, in the case of an incentive stock option, the exercise price of the option plus, if the sale or exchange occurs within one year of the employee's acquisition of the Shares, any ordinary income recognized on such sale or exchange.

                               3. OTHER MATTERS

     The directors know of no business to be brought before the Meeting other than as set forth above. If, however, any other business should properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick, LLP, independent accountants, has audited the books of the Company since 1995. The Board of Directors has not yet appointed a firm to act as auditors for the fiscal year ending December 31, 1999. A representative of KPMG Peat Marwick, LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

       STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Proposals in Company's Proxy Statement

     Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2000 Annual Meeting of Stockholders must be received by the Company at its office at 2542 Williams Boulevard, Kenner, Louisiana 70062 no later than December 6, 1999.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company's Proxy Statement

     In order to be considered at the 2000 Annual Meeting of Stockholders, stockholder proposals must comply with the advance notice and eligibility requirements contained in the Company's Bylaws. The Company's Bylaws provide that stockholders are required to give advance notice to the Company of any nomination by a stockholder of nominees for election as directors and of any business to be brought by a stockholder before a stockholders' meeting. The stockholder providing such notice must be a stockholder of record of the Company who was a stockholder of record at the time of the giving of the notice provided for in the Bylaws, who was entitled to vote at the meeting and who has complied with the notice procedures set forth in the Bylaws.

     For nominations of directors or other business to be properly brought before an annual meeting by a stockholder, a stockholder must give timely notice in writing to the Chairman of the Board or the President of the Company and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice must be delivered to the Chairman or the President not less than 60 days or more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     Based upon an initial mailing date of April 2, 1999, for this Proxy Statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2000 Annual Meeting of Stockholders but not intending the proposal to be included in the Company's proxy materials should give written notice to the Company's Chairman or President not later than February 2, 2000 and not earlier than January 2, 2000.

     The advance notice provisions of the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article I, Section 7 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Chairman or the President of the Company at 2542 Williams Boulevard, Kenner, Louisiana 70062.

                                    By Order of the Board of Directors

                                    /s/ Thomas A. Masilla, Jr.
                                    THOMAS A. MASILLA, JR.
                                    President

                                                                      APPENDIX A

                       SIZELER PROPERTY INVESTORS, INC.
                          1996 STOCK OPTION PLAN, as
                         amended through March 1, 1999

1.   Purpose.

     The purpose of the Sizeler Property Investors, Inc. 1996 Stock Option Plan ("Plan") is to offer officers, key employees and directors of Sizeler Property Investors, Inc. (the "Company") the opportunity to own shares of Common Stock of the Company and receive cash payments based on the performance of Common Stock and, by doing so, to increase the incentive for such employees and directors to put forth maximum effort for the success of the Company's business. The Plan is intended to enhance the Company's ability to attract and retain highly qualified persons for the successful conduct of its business.

2.   Definitions.

     As used in this Plan:

     i.   "Common Stock" means the common stock, $.01 par value, of the Company.

     ii.  "Key Employees" means officers and other key employees of the Company.

     iii. "Fair Market Value" of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock if the Company's stock is listed on an exchange or the average between the bid and the asked price for that date if the shares are traded over-the-counter (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded), all as published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

     iv. "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, and may refer to either an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or a non-qualified stock option, that is, a stock option that is not an incentive stock option.

     v. "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board that the Board has appointed to administer the Plan. The Committee shall consist of two or more members of the Board of Directors of the Company who are Non-Employee Directors. Members of the Committee shall be disinterested persons as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule.

     vi. "Non-Employee Director" means a director of the Company who is not, and has not been for a period of at least one year prior to that date as of which the determination is made, an employee of the Company.

3.   Administration.

     The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

4.   Shares Available.

     A total of 600,000 shares of Common Stock of the Company shall be available for grant under the Plan, of which a maximum of 125,000 shares may be issued to Non-Employee Directors upon the exercise of non-qualified stock options granted pursuant to Section 5(c). The aggregate number of shares that may be subject to an Option shall not exceed the available number of shares. Upon the expiration or termination in whole or part of any unexercised Option, the shares of Common Stock subject to such Option shall again be available for grant under the Plan.

5.   Grant of Options.

     i. The Company may grant Options to Key Employees to purchase shares of Common Stock under the Plan.

     ii. The Committee shall select the Key Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of shares to be subject to each Option. No incentive stock option shall be granted to any employee who, at the time the incentive stock option would be granted, owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company.

     iii. (1) Automatic grants of Options were made to Non-Employee Directors before February 5, 1999, pursuant to the following provisions of this Section 5(c)(i); no Options shall be granted pursuant to Section 5(c)(i) after February 4, 1999. Each person who first becomes a Non- Employee Director after February 1, 1996, and before February 5, 1999, will automatically be granted on the date such person becomes a Non-Employee Director a non-qualified stock option to purchase 5,000 shares of Common Stock. On the first business day of January in each calendar year following the calendar year in which a Non-Employee Director is first granted an Option to purchase Common Stock pursuant to this Section 5(c), or, in the case of a person who became a Non-Employee Director prior to February 1, 1996, on the first business day of January, the Non-Employee Director will automatically be granted a non-qualified stock option to purchase 2,000 shares of Common Stock, provided the optionee continues to be a Non-Employee Director on such date, and provided further that no Options shall be granted pursuant to this sentence after February 4, 1999. Notwithstanding the foregoing sentence, each optionee who is a Non-Employee Director on August 16, 1996, will be granted on that date a non-qualified stock option to purchase 2,000 shares of Common Stock less the number of shares of Common Stock, if any, for which an option is granted to that Non-Employee Director on that date pursuant to the Company's 1986 Stock Option Plan, as amended; any Non-Employee Director who is granted an Option to purchase shares of Common Stock on August 16, 1996, pursuant either to the preceding clause or to the Company's 1986 Stock Option Plan or both, shall not be granted the Option which would otherwise be granted under this Plan on the first business day of January 1997.

     (2) After February 4, 1999, the Company shall grant Options to purchase shares of Common Stock to Non-Employee Directors pursuant to Section 5(c)(iii) of the Plan.

     (3) The Board of Directors shall select the Non-Employee Directors to whom Options are to be granted after February 4, 1999, and shall determine when Options are to be granted and the number of shares of Common Stock to be subject to each Option, provided, however, that the maximum number of shares with respect to which Options may be granted to any one Non-Employee Director in any one calendar year (including Options granted pursuant to Section 5(c)(i)) shall be 10,000.

     (4) The aggregate number of shares of Common Stock with respect to which Options may be granted to any one Non-Employee Director pursuant to this Section 5(c) during the term of the Plan shall not exceed 25,000.

6.   Terms of Options Granted to Key Employees.

     Each Option granted to a Key Employee under the Plan shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

     i. The purchase price of each share of Common Stock subject to an Option shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

     ii. An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

     iii. An Option may require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution.

     iv. The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee at the time the Option is granted, in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

     v. An Option shall not be assignable or transferable by the employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the employee's lifetime, only by him.

     vi. An Option may require that the optionee sell back to the Company any shares acquired pursuant to the exercise of the Option upon the termination of the optionee's employment with the Company at the then Fair Market Value of the shares as determined by the Committee, if such shares have not been registered under applicable securities laws or if there is no public market for such shares of the Company's Common Stock.

     vii. Unless the Committee shall specify otherwise, the right of each optionee to exercise his Option to purchase the number of shares to which his Option initially related shall accrue on a cumulative basis as follows:

     (1)   One year after the Option is granted: 1/4

     (2)   Two years after the Option is granted: 1/4

     (3)   Three years after the Option is granted: 1/4

     (4)   Four years after the Option is granted: 1/4

     viii. Each agreement relating to an Option granted to a Key Employee shall state the extent to which such Option is intended to be either an incentive stock option or a non-qualified stock option.

     ix. Any Option that has not already expired, shall expire upon the termination of the optionee's employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

     (1) An optionee may, within three months after the date of the termination of his employment, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of the termination of his employment. If the optionee is disabled (within the meaning of Section 422(c) of the Code) upon the termination of his employment, the three-month period provided in this paragraph shall be extended to twelve months.

     (2) Upon the death of any optionee while employed with the Company, or within the three-month period referred to in Section 6(i)(i) above (twelve months, in the case of a disabled optionee), the optionee's estate or the person to whom such optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within one year after the date of the optionee's death, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of his death.

     Nothing in this subsection shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

7.   Additional Terms of Incentive Stock Options.

     Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 6 above:

     i. The aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of the shares of Common Stock for which any employee may be granted incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company) shall not exceed $100,000.

     ii. If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Section 422(a)(1) of the Code, the optionee shall be required to notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, and number of shares involved, and with any other information about such disposition that the Company may reasonably request.

a.   Terms of Options Granted to Non-Employee Directors.

     Each Option granted under the Plan to a Non-Employee Director shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, including the following terms and conditions:

     i. The purchase price of each share of Common Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Common Stock on the date the Option is granted.

     ii. An Option granted to a Non-Employee Director shall be exercisable in full on the date that is six months after the date of the grant of the Option and, to the extent not already exercised, shall expire upon the earlier to occur of (i) the date that is six months after the termination of the Non-Employee Director's service as a Non-Employee Director or a Key Employee and (ii) the date that is ten years after the date of the grant of the Option.

     iii. An Option shall require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution.

     iv. The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

     v. An Option shall not be assignable or transferable by the optionee except by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by him.

8.   Adjustment of Shares Available.

     If there is any change in the number of outstanding shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares available for Options and of shares subject to any Option shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any change in the capital account of the Company or through any other transaction referred to in section 424(a) of the Code, then the number of shares available for Options and of shares subject to any Option and the purchase price of any share subject to any Option shall be appropriately adjusted by the Committee, except to the extent the Committee takes other action pursuant to the following paragraph.

     Notwithstanding the provision of any other Section of this Plan, if the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to sell all or substantially all of its assets, or if the ownership of more than 45 percent of the outstanding shares of Common Stock shall change as a result of a concerted action by one or more persons or corporations or if the Company is so made to effect such a change of ownership, of if the Company is to be dissolved and liquidated (each such event shall be referred to in this paragraph as a "Corporate Change"), then the Committee in its sole discretion may (i) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full on or before a date fixed by the Committee, (ii) provide for the purchase of each Option then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to such Option (which in the event of a change in the ownership of more than 45 percent of the outstanding shares of Common Stock shall not be less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate purchase price of the shares subject to the Option, (iii) make such adjustments to Options then outstanding as the Committee finds appropriate to reflect such Corporate Change, or (iv) cause any surviving corporation in such Corporate Change to assume Options then outstanding or substitute new options for such outstanding Options.

9.   Amendment.

The Board of Directors of the Company may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (i) except as provided in Section 8, increase the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 4 or decrease the minimum purchase price of shares of Common Stock subject to an Option, as set forth in Sections 6(a) and 7.1(a); (ii) extend the term of the Plan; (iii) change the classes of employees and directors to whom Options may be granted under the Plan; (iv) provide for the administration of the Plan otherwise than by a Committee composed entirely of Non-Employee Directors as set forth in Section 2(e); or (v) materially increase the cost of the Plan to the Company. No amendment of the Plan shall adversely affect any right of any holder of an Option already granted without such optionee's written consent.

10.  Termination of Plan.

     The Board of Directors may terminate the Plan at any time with respect to any shares of Common Stock that are not then subject to grants. Unless terminated earlier by the Board of Directors, the Plan shall terminate on February 1, 2006.

11.  No Right to Continued Employment.

     Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any employee.

12.  Rights as Stockholder.

     No person shall have the rights of a stockholder with respect to shares of Common Stock subject to an Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of an Option.

13.  Regulatory Approvals and Listing.

     The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option prior to (a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

14.  Construction.

     The Plan shall be construed in accordance with the law of the State of Delaware. With respect to any Options granted under the Plan that are intended to qualify as incentive stock options as defined in Section 422 of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to effectuate such intention. The Committee shall have the power to amend the Plan to conform with Section 422 of the Code or of any new revenue laws of the United States that accord similar tax treatment to stock option plans.

15.  Satisfaction of Tax Liabilities.

     Notwithstanding any other provision of this Plan, the Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an Option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the optionee through the delivery of a sufficient amount of cash to the Company or, with the consent of the Committee, through the retention of shares of Common Stock otherwise issuable on the exercise of the Option or the delivery of Common Stock to the Company by the optionee, under such terms as the Committee finds appropriate. Whenever under the Plan payments are made in cash, such payments shall be net of amounts sufficient to satisfy federal, state and local withholding tax requirements.

SIZELER PROPERTY INVESTORS, INC.
2542 Williams Boulevard
Kenner, Louisiana  70062


                          VOTE BY TELEPHONE/INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK


Dear Sizeler stockholder(s):

  This year we offer you the convenience of telephone or internet voting. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:   YOU WILL BE ASKED TO ENTER THE NUMBER LOCATED IN THE BOX MARKED
                 "CONTROL NUMBER."

     OPTION A:   To vote as the Board of Directors recommends on ALL items, press 1.

     OPTION B:   If you choose to vote on each item separately, press 2.

       Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2. To WITHHOLD FOR AN INDIVIDUAL nominee, press 3 and listen to the instructions.

       Item 2:   To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 3.


VOTE BY INTERNET:  The Web Address is: http://proxy.shareholder.com/siz


                                              If you have submitted your proxy
                                              by telephone or the internet
                                              there is no need for you to mail
                                              back your proxy.

                                                   THANK YOU FOR VOTING!


                       SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                            Kenner, Louisiana 70062


                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints SIDNEY W. LASSEN and THOMAS A. MASILLA, JR. and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of Sizeler Property Investors, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at The Breakers Hotel, One South County Road, Palm Beach, Florida, on Friday, May 7, 1999, at 10:00 a.m., local time, or any adjournment thereof, and directs that the shares represented by this Proxy shall be voted as indicated below:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSALS 1 AND 2. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES UPON ITEM NO. 3 AS LISTED ON THE REVERSE SIDE.

(Continued and to be dated and signed on the reverse side.)

                                                SIZELER PROPERTY INVESTORS, INC.
                                                P.O. BOX 11162
                                                NEW YORK, N.Y. 10203-0162

                                                  VOTE BY TELEPHONE AND INTERNET
                                                   24 HOURS A DAY, 7 DAYS A WEEK


        TELEPHONE                                    INTERNET                                        MAIL
      800-650-0150                         http://proxy.shareholder.com/siz

Use any touch-tone telephone                Use the internet to vote your               Mark, sign and date your proxy
to vote your proxy. Have your               proxy. Have your proxy card                 card and return it in the
proxy card in hand when you call.           in hand when you access the                 postage-paid envelope we have
You will be prompted to enter               website. You will be prompted               provided.
your control number, located in             to enter your control number,
the box below, and then follow              located in the box below, to
the simple directions.                      create an electronic ballot.


Your telephone or internet vote authorizes         If you have submitted your proxy by telephone or the
the named proxies to vote your shares in           internet there is no need for you to mail back your proxy.
the same manner as if you marked, signed
and returned the proxy card.


Call Toll-Free To Vote It's Fast And Convenient                                 CONTROL NUMBER FOR
                  800-650-0150                                             TELEPHONE OR INTERNET VOTING


DETACH PROXY CARD HERE IF YOU ARE NOT
VOTING BY TELEPHONE OR INTERNET

1. Election of Directors: Election of the       FOR all nominees     WITHHOLD authority to vote         EXCEPTIONS
   two nominees listed below to serve           listed below         for all nominees listed below
   until the annual meeting of stockholders         [_]                         [_]                         [_]
   in 2002 and until their successors are
   duly elected and qualified.

Nominees: 01 - Francis L. Fraenkel and 02 - Sidney W. Lassen

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


2. Proposal to amend the Sizeler Property                       3. In their discretion, the Proxies are
   Investors, Inc. 1996 Stock Option                               authorized to vote upon such other
   Plan, as amended.                                               business as may properly come before
                                                                   the meeting or any adjournments thereof.
     FOR    AGAINST    ABSTAIN
     [_]      [_]        [_]
                                                                            Change of Address and
                                                                            or Comments Mark Here     [_]


                                                                Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                                                                Dated: ________________________________________, 1999

                                                                ______________________________________________________
                                                                                        Signature

                                                                ______________________________________________________
                                                                                        Signature

                                                                Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.


                                                                Votes must be indicated
                                                                (X) in Black or Blue ink.       [X]


(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

                                                        PLEASE DETACH HERE
                                          YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                                           BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE